EXHIBIT 10.4


                        CHANDLER INSURANCE COMPANY, LTD.
                  DIRECTORS STOCK OPTION AND STOCK GRANT PLAN


                                  INTRODUCTION

     Chandler Insurance Company, Ltd. (the "Company") desires to establish a program of granting stock options and stock grants to certain directors of the

Company, which intent is formalized effective March 4, 1998 by the following

Directors Stock Option and Stock Grant Plan:

     1.  PURPOSE.  The purpose of the Plan is to provide certain directors of the Company with a proprietary interest in the Company through the granting of stock options and stock grants which will

         (a)  increase the interest of the directors in the Company's welfare;

         (b)  furnish an incentive to the directors to continue their services for the Company; and

         (c)  provide a means through which the Company may attract able persons to serve on the Board.

     2.  ADMINISTRATION.  The Plan will be administered by the Board.

     3.  ELIGIBLE DIRECTORS.  Certain directors of the Company are to be granted options and stock grants under the Plan, and upon such grant will become eligible directors in the Plan. The Board has determined by resolutions, and for reasons stated therein, that the persons eligible for grants hereunder shall be the non-employee directors of the Company other than Norman Harned, Ronald Lech,

and M.J. Moroun (an "Eligible Director" or, collectively, the "Eligible

Directors").

     4.  SHARES SUBJECT TO PLAN.  Options and stock grants may not be granted under the Plan for more than 260,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Board, any

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stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold or granted as stock grants may be made available from either authorized but unissued Common Stock or Common

Stock held by the Company in its treasury or otherwise acquired. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the

Plan.

     5.  ALLOTMENT OF OPTION SHARES.  Except for grants to Eligible Directors in the case of death or Disability, as contained in Section 9, as a result of a transaction, as more clearly defined in Section 12, or as a result of the discontinuance of the Plan pursuant to Section 15, grants of options under the

Plan shall be as described in this Section 5.

         (a)  Each Eligible Director, upon completion of ten continuous years of service on the Board, shall automatically be granted an option, effective as of the first regular Board meeting after an Eligible Director completes ten continuous years of service on the Board, to purchase 30,000 shares of

     Common Stock of the Company. Each Eligible Director who has completed ten or more continuous years of service on the Board as of the effective date of the Plan shall automatically be granted an option to purchase 30,000 shares of Common Stock of the Company as of the Plan's effective date. For all purposes of determining years of service on the Board under the Plan,

     an Eligible Director will be given credit for service on the board of directors of a subsidiary of the Company provided such service is prior and contiguous to the Eligible Director's service on the Board.

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          (b)  Each Eligible Director of the Company shall also automatically be granted an option to purchase 1,500 shares of Common Stock of the Company as of the first regular Board meeting in each year the Eligible Director serves on the Board. Each Eligible Director who is a member of the Board as of the effective date of the Plan shall automatically be granted an option to purchase 1,500 shares of Common Stock of the Company as of the Plan's effective date.

          (c)  The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the

     Board but not inconsistent with the Plan.

     6.  ALLOTMENT OF STOCK GRANTS.  Except for the award of stock grants to an

Eligible Director in the case of death or Disability, as contained in Section 9,

as a result of a transaction, as more clearly defined in Section 12, or as a result of the discontinuance of the Plan pursuant to Section 15, stock grants under the Plan shall be as described in this Section 6.  The aggregate number of shares of stock awarded to an Eligible Director as a stock grant shall total

20,000 shares of Common Stock of the Company.  The award shall be divided into two equal installments.  The first installment of 10,000 shares shall automatically be awarded as of the first regular Board meeting after an Eligible

Director completes ten continuous years of service on the Board.  The second installment of 10,000 shares shall automatically be awarded as of the first anniversary of the initial stock grant, regardless of whether the Eligible

Director is still a member of the Board.  Each Eligible Director who has completed ten or more continuous years of service on the Board as of the effective date of the Plan shall automatically be awarded stock grants totaling

10,000 shares of Common Stock of the Company as of the Plan's effective date with the remaining stock grant totaling 10,000 shares of Common Stock of the

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Company to be automatically awarded as of the first anniversary of the initial stock grant, regardless of whether the Eligible Director is still a member of the Board.

     7.  EXERCISE PRICE OF STOCK OPTIONS.  The price of the stock options shall be equal to the average closing price of Common Stock of the Company for the 30 calendar days preceding (i) for options granted under Section 5(a), the date the

Eligible Director completes ten continuous years of service on the Board or

March 4, 1998, whichever is later, (ii) for options granted under Section 5(b),

the date of the first regular Board meeting of each year, (iii) for options granted under Section 9, the date of the Eligible Director's death or

Disability, (iv) for options granted under Section 12, the date of the award of stock options as a result of a transaction, as more clearly defined in Section

12 and (v) for options granted under Section 15, the date of the decision by the

Board to discontinue the Plan.

     8.  OPTION PERIOD.  The Option Period will begin on the effective date of the option grant and will terminate on the tenth anniversary of that date.

     9.  RIGHTS IN EVENT OF DEATH OR DISABILITY.  If an Eligible Director dies or suffers a Disability prior to completion of ten years of service on the Board the Eligible Director or his estate will be granted 3,000 stock options and

2,000 stock grants for each year of the Eligible Director's continuous service on the Board, including any partial year of service as of the date of death or

Disability. The options may be exercised at any time prior to the date of their expiration under Section 8 by (i) the Eligible Director's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Eligible Director in the event of the Eligible

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Director's death, or (ii) the Eligible Director or his personal representative in the event of the Eligible Director's Disability, subject to the other terms of the Plan and applicable laws, rules and regulations.

     10.  PAYMENT.  Full payment for shares purchased upon exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and an

Eligible Director will have none of the rights of a stockholder until shares are issued to him.

     11.  VESTING.

          (a)  All stock options and stock grants awarded under this Plan shall vest immediately as of the date of grant.

          (b)  In no event may an option be exercised or shares be issued pursuant to an option or a stock grant if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

     12.  CAPITAL ADJUSTMENTS AND REORGANIZATIONS.  The number of shares of

Common Stock covered by each outstanding option granted under the Plan and the option price thereof, and the number of shares to be granted pursuant to

Sections 5(a), 5(b), 9, 12 and 15 and the option price thereof, may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split,

share combination, exchange of shares, recapitalization, merger, consolidation,

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separation, reorganization, liquidation or the like, of or by the Company. The number of shares covered by any stock grant under Sections 6, 9, 12 and 15 may also be adjusted to reflect, as deemed appropriate by the Board any stock dividend, stock split, share combination, exchange of shares, recapitalization,

merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

     In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation, the rights and duties of the Eligible Directors and the

Company under the Plan shall not be affected in any manner. In the event the

Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving corporation, or in the event any other person or entity may make a tender or exchange offer for stock of the Company whereby such other person or entity would own more than 20% of the outstanding

Common Stock of the Company (the surviving corporation, purchaser, or tendering corporation being collectively referred to as the "purchaser", and the transaction being collectively referred to as the "transaction"), then immediately preceding any such transaction each Eligible Director who has not completed ten years of service will be granted 3,000 stock options and 2,000 stock grants for each year of continuous service on the Board, including any partial year of service as of the date of the transaction. The Eligible Director may exercise any portion of his then outstanding option(s) as he may desire and deposit with the Company the requisite cash to purchase in full and not in installments the Common Stock thereby exercised. The Company shall, prior to the effective date of the transaction, issue all Common Stock which was subject to

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options which have been exercised or which was the subject of stock grants which have vested. Common Stock thus issued shall be treated as issued stock for purposes of the transaction.

     13.  NON-ASSIGNABILITY.  Options and stock grants may not be transferred other than by will or by the laws of descent and distribution. Except as otherwise provided in the Plan, during an Eligible Director's lifetime, options granted to an Eligible Director may be exercised only by the Eligible Director.

     14.  INTERPRETATION.  The Board shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the

Plan as it determines to be advisable for the administration of the Plan. The

Board may rescind and amend its rules and regulations.

     15.  AMENDMENT OR DISCONTINUANCE.

          (a)  For purposes of the grant of stock options under Section 5(b),

     the Plan may be amended at any time by the Board without approval of the stockholders of the Company. For purposes of all other awards of stock options and stock grants, the Plan may be amended at any time by the Board without approval of the stockholders of the Company; however, any amendment which would adversely affect the rights of any existing Eligible Director shall not be applied to such Eligible Director but shall only be applied to new Eligible Directors who become members of the Board subsequent to the effective date of the amendment.

          (b)  The Plan may be discontinued at any time by the Board without approval of the stockholders of the Company; provided, however, if the Plan is discontinued, all Eligible Directors who have not completed ten years of service as of the date the Plan is discontinued shall be granted 3,000 stock options and 2,000 stock grants for each year of the Eligible

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     Director's continuous service on the Board including any partial year of service as of the date of the discontinuance of the Plan.

     16.  EFFECT OF PLAN.  Neither the adoption of the Plan nor any action of the Board shall be deemed to give any director any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto or stock certificate, duly authorized by the Board and executed on behalf of the Company,

and then only to the extent and on the terms and conditions expressly set forth therein. The Company has no obligation to register any stock or options granted hereunder pursuant to federal or state securities laws.

     17.  TERM.  Unless sooner terminated or extended by action of the Board,

the Plan will terminate on March 4, 2013.  There will be no further stock option or stock grants issued under the Plan after that date, but grants before that date will continue to be effective in accordance with their terms.

     18.  DEFINITIONS.  For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

          (a)  "Plan" means this Directors Stock Option Plan, as amended from time to time.

          (b)  "Board" means the board of directors of the Company or any committee of the Board appointed by the Board to administer the Plan or any portion of the Plan.

          (c)  "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue

     (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

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          (d)  "Option Period" means the period during which an option may be exercised.

          (e)  "Disability" means the physical or mental incapacity of an

     Eligible Director which the Board considers will be of long and continued

     duration and which will render the Eligible Director incapable of performing services as a director on the Board.